EXHIBIT 23





INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 2-54345, 2-63803, 2-75715, 2-88474, 2-96491 and 33-32465 on Form S-8 and in
Registration Statement No. 33-55136 on Form S-3 of our report dated October 31, 1994, appearing in and incorporated by reference in this Annual Report on Form 10-K of Bergen Brunswig Corporation for the fiscal year ended September 30, 1994.




/s/ Deloitte & Touche LLP
- --------------------------
Costa Mesa, California
December 21, 1994